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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 15, 2000, except as to the information in Note 21 for which the date is March 27, 2000, relating to the financial statements and financial statement schedule, which appear in Wyndham International's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts".

                                          /s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 28, 2000